Exhibit 99.1

                                                 For Further Information Contact
                                                  Harry J. Cynkus (404) 888-2922


FOR IMMEDIATE RELEASE




                         ROLLINS, INC. DECLARES DIVIDEND


     ATLANTA, GEORGIA, April 22, 2003: Rollins, Inc., a nationwide consumer services company (NYSE:ROL), at a meeting of the Board of Directors today, declared a regular quarterly dividend of $0.05 per share payable June 10, 2003 to stockholders of record at the close of business May 9, 2003.

     Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly-owned subsidiary, Orkin Exterminating Company, Inc., the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.6 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollinscorp.com.




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